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                                                                    EXHIBIT 3.2

                                     BYLAWS

                                       OF

                             NEW COMMERCE BANCORP.

                                     DATED:

                                JANUARY 12, 1999
                                ----------------


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                               TABLE OF CONTENTS

                                   BYLAWS OF

                             NEW COMMERCE BANCORP.

ARTICLE I.          OFFICES........................................................................1
         ss.1.1     BUSINESS OFFICE................................................................1
         ss.1.2     REGISTERED OFFICE..............................................................1


ARTICLE II.         SHAREHOLDERS...................................................................1
         2.1        ANNUAL MEETING.................................................................1
         ss.2.2     SPECIAL MEETINGS...............................................................1
         ss.2.3     PLACE OF MEETING...............................................................2
         ss.2.4     NOTICE OF MEETING..............................................................2
                    (a) Required notice............................................................2
                    (b) Adjourned Meeting..........................................................3
                    (c) Waiver of Notice...........................................................3
                    (d) Contents of Notice.........................................................4
         ss.2.5     FIXING OF RECORD DATE..........................................................4
         ss.2.6     SHAREHOLDER LIST...............................................................5
         ss.2.7     SHAREHOLDER PROPOSALS..........................................................6
         ss.2.8     QUORUM AND VOTING REQUIREMENTS.................................................7
         ss.2.9     INCREASING EITHER QUORUM OR VOTING REQUIREMENTS................................7
         ss.2.10    PROXIES........................................................................8
         ss.2.11    VOTING OF SHARES...............................................................8
         ss.2.12    CORPORATION'S ACCEPTANCE OF VOTES..............................................8
         ss.2.13    INFORMAL ACTION BY SHAREHOLDERS...............................................10
         ss.2.14    NOMINATION AND VOTING FOR DIRECTORS...........................................10
         ss.2.15    SHAREHOLDER'S RIGHTS TO INSPECT CORPORATE RECORDS.............................11
                    (a)Minutes and Accounting Records.............................................11
                    (b)Absolute Inspection Rights of Records Required at Principal Office.........11
                    (c)Conditional Inspection Right...............................................12
                    (d)Copy Costs.................................................................13
         ss.2.16    FINANCIAL STATEMENTS SHALL BE FURNISHED TO THE SHAREHOLDERS...................13
         ss.2.17    DISSENTER'S RIGHTS............................................................14


ARTICLE III.        BOARD OF DIRECTORS............................................................14
         ss.3.1     GENERAL POWERS................................................................14
         ss.3.2     NUMBER, TENURE AND QUALIFICATIONS OF DIRECTORS................................14


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
         ss.3.3     REGULAR MEETINGS..............................................................16
         ss.3.4     SPECIAL MEETINGS..............................................................16
         ss.3.5     NOTICE OF SPECIAL MEETING.....................................................16
         ss.3.6     DIRECTOR QUORUM...............................................................16
         ss.3.7     MANNER OF ACTING..............................................................16
                    (a)Required Vote..............................................................16
                    (b)Telephone Meeting..........................................................17
                    (c)Failure To Object To Action................................................17
         ss.3.8     ESTABLISHING A "SUPERMAJORITY" QUORUM OR VOTING REQUIREMENT...................17
         ss.3.9     ACTION WITHOUT A MEETING......................................................18
         ss.3.10    REMOVAL OF A DIRECTOR.........................................................18
         ss.3.11    VACANCIES.....................................................................18
         ss.3.12    COMPENSATION..................................................................19
         ss.3.13    COMMITTEES....................................................................19
                    (a) Creation of Committees....................................................19
                    (b) Selection of Members......................................................19
                    (c) Required Procedures.......................................................19
                    (d) Authority.................................................................20


ARTICLE IV.         OFFICERS......................................................................20
         ss.4.1     NUMBER........................................................................20
         ss.4.2     APPOINTMENT AND TERM OF OFFICE................................................21
         ss.4.3     REMOVAL.......................................................................21
         ss.4.4     CHAIRMAN OF THE BOARD.........................................................21
         ss.4.5     PRESIDENT.....................................................................21
         ss.4.6     THE VICE-PRESIDENTS...........................................................22
         ss.4.7     THE SECRETARY.................................................................22
         ss.4.8     THE TREASURER.................................................................22
         ss.4.9     ASSISTANT SECRETARIES AND ASSISTANT TREASURERS................................23
         ss.4.10    SALARIES......................................................................23


ARTICLE V.          INDEMNIFICATION...............................................................23
         ss.5.1     INDEMNIFICATION OF DIRECTORS..................................................23
         ss.5.2     ADVANCEMENT OF EXPENSES.......................................................24
         ss.5.3     INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.............................25
         ss.5.4     INSURANCE.....................................................................25
         ss.5.5     NONEXCLUSIVITY OF RIGHTS; AGREEMENTS..........................................25
         ss.5.6     CONTINUING BENEFITS; SUCCESSORS...............................................26
         ss.5.7     INTERPRETATION; CONSTRUCTION..................................................26
         ss.5.8     AMENDMENT.....................................................................26
         ss.5.9     SEVERABILITY..................................................................27


ARTICLE VI.         ISSUANCE OF AND...............................................................27
         ss.6.1     CERTIFICATES FOR SHARES.......................................................27
                    (a) Content...................................................................27


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
                    (b) Legend as to Class or Series..............................................28
                    (c) Shareholder List..........................................................28
                    (d) Transferring Shares.......................................................28
         ss.6.2     ISSUANCE OF PREFERRED SHARES..................................................28
                    (a) Preferred Shares in Series................................................28
                    (b) Dividends.................................................................30
                    (c) Redemption of Preferred Shares............................................30
         ss.6.3     REGISTRATION OF THE TRANSFER OF SHARES........................................30
         ss.6.4     RESTRICTIONS ON TRANSFER OF SHARES PERMITTED..................................31
         ss.6.5     ACQUISITION OF SHARES.........................................................31
         ss.6.6     CONTROL SHARE ACQUISITIONS STATUTE............................................31


ARTICLE VII.        DISTRIBUTIONS.................................................................32
         ss.7.1     DISTRIBUTIONS.................................................................32


ARTICLE VIII.       CORPORATE SEAL................................................................32
         ss.8.1     CORPORATE SEAL................................................................32


ARTICLE IX.         EMERGENCY BYLAWS..............................................................32
         ss.9.1     EMERGENCY BYLAWS..............................................................32
                    (a) Notice of Board Meetings..................................................32
                    (b) Temporary Directors and Quorum............................................32
                    (c) Actions Permitted to be taken.............................................33
                           (1) Officers Powers....................................................33
                           (2) Delegation of any Power............................................33
                           (3) Lines of succession................................................33
                           (4) Relocate principal place of business...............................33
                           (5) All Other Action...................................................33


ARTICLE X.          AMENDMENTS....................................................................33
         ss.10.1    AMENDMENTS....................................................................33


ARTICLE XI.         GENERAL PROVISIONS............................................................34
         ss.11.1    BOOKS AND RECORDS.............................................................34
         ss.11.2    EXECUTION OF DOCUMENTS........................................................34
         ss.11.3    FISCAL YEAR...................................................................35
         ss.11.4    RESIGNATION...................................................................35
         ss.11.5    COMPUTATION OF DAYS...........................................................35
         ss.11.6    CONSTRUCTION..................................................................35
         ss.11.7    HEADINGS......................................................................35


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                        BY-LAWS OF NEW COMMERCE BANCORP.


                               ARTICLE I. OFFICES

ss. 1.1  BUSINESS OFFICE.

         The original principal office of the corporation shall be in the State of South Carolina and shall be located 712 N. Main Street, Greenville, South Carolina 29609. The board of directors may change the location of the principal office. The corporation shall maintain at its principal office a copy of certain records, as specified in ss. 2.15 of Article II. The corporation may have such other offices, either within or without the State of South Carolina, as the board of directors may designate or as the business of the corporation may require from time to time.

ss. 1.2  REGISTERED OFFICE.

         The registered office of the corporation, required by ss. 33-5-101 of the South Carolina Code of Laws of 1976, as amended, may be, but need not be, identical with the principal office in the state of South Carolina, and the address of the registered office may be changed from time to time.


                            ARTICLE II. SHAREHOLDERS

2.1      ANNUAL MEETING.

         The annual meeting of the shareholders shall be held each year at such time on such day as shall be fixed by the Board of Directors in accordance with all applicable notice requirements, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         If the election of directors shall not be held within the time period designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

ss. 2.2  SPECIAL MEETINGS.

         (a) Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the chief executive officer, the president, or by a majority of the Board of Directors.


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         (b)      In addition to a special meeting called in accordance
                  with ss.2.2, the Corporation shall, if and to the extent that it is required by applicable law, hold a special meeting of shareholders if the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to the secretary of the Corporation one or more written demands for the meeting. Such written demands shall be delivered to the secretary by certified mail, return receipt requested. Such written demands sent to the secretary of the Corporation shall set forth as to each matter the shareholder or shareholders propose to be presented at the special meeting
                  (i) a description of the purpose or purposes for which the meeting is to be held (including the specific proposal(s) to be presented); (ii) the name and record address of the shareholder or shareholders proposing such business; (iii) the class and number of shares of the Corporation that are owned of record by the shareholder or shareholders as of a date within ten days of the delivery of the demand; (iv) the class and number of shares of the Corporation that are held beneficially, but not held of record, by the shareholder or shareholders as of a date within ten days of the delivery of the demand; and (v) any interest of the shareholder or shareholders in such business. Any such special shareholders' meeting shall be held at a location designated by the Board of Directors. The Board of Directors may set such rules for any such meeting as it may deem appropriate, including when the meeting will be held (subject to any requirements of the Act), the agenda for the meeting (which may include any proposals made by the Board of Directors), who may attend the meeting in addition to shareholders of record and other such matters.

         (c) Business transacted at any special meeting shall be confined to the specific purpose or purposes stated in the notice of the meeting.

ss. 2.3  PLACE OF MEETING.

         The board of directors may designate any place within or without the State of South Carolina as the place of meeting for any annual or special meeting of the shareholders, stated in the notice of meeting or in a wavier of notice. If no designation is made, the place of meeting shall be the principal office of the corporation in the state of South Carolina.

ss. 2.4  NOTICE OF MEETING.

         (a)      Required notice.

         Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail,


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         by or at the direction of the president, the board of directors or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the South Carolina Model Business Corporation Act of 1988 or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, (3) when received, or (4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

(b)      Adjourned Meeting.

         If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be, fixed (see ss. 2.5 of this Article II) then notice must be given pursuant to the requirements of paragraph (a) of this ss. 2.4, to those persons who are shareholders as of the new record date.

(c)      Waiver of Notice.

         The shareholder may waive notice of the meeting (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

         A shareholder's attendance at a meeting:

         (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

         (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.


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         (d)       Contents of Notice.

                   The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this ss. 2.4(d), or as provided in the corporation's articles, or otherwise in the South Carolina Model Business Corporation Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

                   If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation's property;
                   (4) the adoption, amendment or repeal of a bylaw; (5) dissolution of the corporation; (6) election of a director (except at the annual meeting) or, (7) removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the: (1) articles of amendment; (2) plan of merger or share exchange; (3) transaction for disposition of all the corporation's property; or (4) bylaw proposal. If the proposed corporation action creates dissenter's rights, the notice must state that shareholders are, or may be entitled to assert dissenter's rights, and must be accompanied by a copy of Chapter 13 of the South Carolina Model Business Corporation Act. If the corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnifies or advances expenses to a director (as defined in ss. 33-16-210 of the South Carolina Code of Laws of 1976, as amended), this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.

ss. 2.5  FIXING OF RECORD DATE.

         For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:


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                  (a)      With respect to an annual shareholder meeting or any
                           special shareholder meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

                  (b) With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand;

                  (c) With respect to the payment of a share dividend, the date the board authorizes the share dividend;

                  (d) With respect to actions taken in writing without a meeting (pursuant to Article II ss. 2.13), the date the first shareholder signs a consent;

                  (e) And with respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ss. 2.6  SHAREHOLDER LIST.

         The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see Art. II, ss. 2.8) and within each voting group by class or series of shares. The shareholder's list must be available for inspection by any shareholder, beginning on the date on which notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent or attorney is entitled on written demand to inspect, and subject to the requirements of ss. 2.15 of this Article II, to copy the list at his expense during regular business hours, and during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.


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ss. 2.7  SHAREHOLDER PROPOSALS.

         (a) To the extent required by applicable law, a shareholder may bring a proposal before an annual meeting of shareholders as set forth in this ss.2.7. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, return receipt requested, to the secretary of the Corporation not later than ninety days in advance of the annual meeting. A shareholder's notice to the secretary of the Corporation shall set forth for each matter the shareholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the annual meeting (including the specific proposal(s) to be presented) and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are owned of record, and the class and number of shares of the Corporation that are held beneficially, but not held of record, by the shareholder as of the record date for the meeting, if such date has been made publicly available, or as of a date within ten days of the effective date of the notice by the shareholder if the record date has not been made publicly available; and (iv) any interest of the shareholder in such business. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this ss.2.7, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted. The chairman of any annual meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this ss.2.7.

         (b) If any shareholder of the Corporation notifies the Corporation that such shareholder intends to present a proposal for action at a forthcoming meeting of the Corporation's shareholders and requests that the Corporation include the proposal in its proxy statement and such shareholder complies with all the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the Corporation shall consider inclusion of such proposal in the proxy


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                  statement unless it determines that the proposal is
                  inappropriate for consideration by the shareholders at the meeting.

ss. 2.8  QUORUM AND VOTING REQUIREMENTS.

         If the articles of incorporation or the South Carolina Model Business Corporation Act of 1988 provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw adopted pursuant to ss. 2.9 of this Article II, or the South Carolina Model Business Corporation Act of 1988 provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         If the bylaws, articles of incorporation or the South Carolina Model Business Corporation Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With respect to the matters described in ss.2.4(d) of these bylaws, action shall be taken on any such matter only upon the vote of two-thirds of the votes entitled to be cast for each voting group or class then existing.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to ss. 2.9 of this Article II, or the South Carolina Model Business Corporation Act of 1988 require a greater number of affirmative votes.

ss. 2.9  INCREASING EITHER QUORUM OR VOTING REQUIREMENTS.

         For purposes of this ss. 2.9, a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

         The shareholders, as provided below, may adopt, amend or delete a bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.


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         The adoption or amendment of a bylaw that adds, changes, or deletes a
         "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

         A bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

ss. 2.10 PROXIES.

         At all meetings of shareholders, a shareholder may vote in person, or vote by proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be dated and filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. Unless a time of expiration is otherwise specified, a proxy is valid for eleven months. A proxy is revocable unless executed in compliance with ss. 33-7-220(d) of the South Carolina Code of Laws of 1976, as amended, or any succeeding statute of like tenor and effect.

ss. 2.11 VOTING OF SHARES.

         Unless otherwise provided in the articles, each outstanding share of common stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Each outstanding share of other classes of stock, if any, shall have such voting rights as may be prescribed by the Board of Directors.

         Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

ss. 2.12 CORPORATION'S ACCEPTANCE OF VOTES.

         (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in


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                  good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

         (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

                  (1) the shareholder is an entity as defined in the South Carolina Business Corporation Act of 1988 and the name signed purports to be that of an officer or agent of the entity;

                  (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

                  (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

                  (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

                  (5) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

         (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

ss. 2.13 INFORMAL ACTION BY SHAREHOLDERS.

         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

ss. 2.14 NOMINATION AND VOTING FOR DIRECTORS.

         (a) Nomination of persons to serve as directors of the Corporation, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing and shall be delivered either by personal delivery or by United States mail, postage prepaid, return receipt requested, to the secretary of the Corporation no later than
                  (i) with respect to an election to be held at an annual meeting of shareholders, ninety days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
                  (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The chairman of any such meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this ss.2.14.

         (b) Notwithstanding subsection (a) of this ss.2.14, if the Corporation or any banking subsidiary of the Corporation is subject to the requirements of Section 914 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, then no person may be nominated by a shareholder for election as a director at any meeting of shareholders unless the shareholder furnishes the written notice required by subsection (a) of this Section 2.14 to the secretary of the Corporation at least ninety days prior to the date of the meeting and the nominee has received regulatory approval to serve as a director prior to the date of the meeting.

         (c)      General Provision.

                  Unless otherwise provided in the articles, at each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes he is entitled to cast for each director to be elected and for whose election he has a right to vote.

         (d)      Plurality Requirement.

                  Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

ss. 2.15 SHAREHOLDER'S RIGHTS TO INSPECT CORPORATE RECORDS.

         (a)      Minutes and Accounting Records.

                  The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

         (b)      Absolute Inspection Rights of Records Required at Principal
                  Office.

                  If he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, a shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

                  (1) its articles or restated articles of incorporation and all amendments to them currently in effect;

                  (2) its bylaws or restated bylaws and all amendments to them currently in effect;

                  (3) resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

                  (4) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past 10 years;

                  (5) all written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years to the shareholders;

                  (6) a list of the names and business addresses of its current directors and officers;

                  (7) its most recent annual report delivered to the South Carolina Department of Revenue; and

                  (8) if the shareholder owns at least one percent of any class of shares, he may inspect and copy its federal and state income tax returns for the last ten years.

         (c)      Conditional Inspection Right.

                  In addition, if he gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he wishes to inspect and copy, he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, a shareholder of a corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

                  (1) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (a) of this ss. 2.15.

                  (2)      accounting records of the corporation; and

                  (3) the record of shareholders (compiled no earlier than the date of the shareholder's demand).

         (d)      Copy Costs.

                  The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

ss. 2.16 FINANCIAL STATEMENTS SHALL BE FURNISHED TO THE SHAREHOLDERS.

         (a) The corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

         (b) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

                 (1) stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

                 (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         (c) A corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest financial statements.

ss. 2.17 DISSENTER'S RIGHTS.

         Each shareholder shall have the right to dissent from, and obtain payment for his shares when so authorized by the South Carolina Model Business Corporation Act of 1988, articles of incorporation, these bylaws, or in a resolution of the board of directors.


                        ARTICLE III. BOARD OF DIRECTORS

ss. 3.1  GENERAL POWERS.

         Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

ss. 3.2  NUMBER, TENURE AND QUALIFICATIONS OF DIRECTORS.

         (a) Unless otherwise provided in the Articles of Incorporation, the number of directors of the Corporation shall be that number as may be fixed from time to time by resolution of the Board of Directors, but in no event shall the number be less than five or greater than fifteen. The initial number of directors shall be eleven. The number of members of the Board of Directors can be increased or decreased within the foregoing range at any time by the Board of Directors. In addition, unless provided otherwise by resolution of the Board of Directors, if, in any case after proxy materials for an annual meeting of shareholders have been mailed to shareholders, any person named therein to be nominated at the direction of the Board of Directors becomes unable or unwilling to serve, the number of authorized directors shall be automatically reduced by a number equal to the number of such persons. The members of the Board of Directors need not be shareholders nor need they be residents of any particular state. At any time that the Board has six or more members, unless provided otherwise by the Articles of Incorporation, the terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total. The terms of directors in the first class expire at the first annual shareholders' meeting after their election, the terms of the second class expire at the second annual shareholders' meeting after their election, and the terms of the third class expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number of directors is increased and any newly created directorships are filled by the board, the terms of the additional directors shall expire at the next election of directors by the shareholders. Each director, except in the case of his earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his term, as staggered, and thereafter until his successor shall have been elected and qualified.

         (b) No individual who is or becomes a Business Competitor (as defined below) or who is or becomes affiliated with, employed by or a representative of any individual, corporation, association, partnership, firm, business enterprise or other entity or organization which the Board of Directors, after having such matter formally brought to its attention, determines to be in competition with the Corporation or any of its subsidiaries (any such individual, corporation, association, partnership, firm, business enterprise or other entity or organization being hereinafter referred to as a "Business Competitor") shall be eligible to serve as a director if the Board of Directors determines that it would not be in the Corporation's best interests for such individual to serve as a director of the Corporation. Such affiliation, employment or representation may include, without limitation, service or status as an owner, partner, shareholder, trustee, director, officer, consultant, employee, agent, or counsel, or the existence of any relationship which results in the affected person having an express or implied obligation to act on behalf of a Business Competitor; provided, however, that passive ownership of a debt or equity interest not exceeding 1% of the outstanding debt or equity, as the case may be, in any Business Competitor shall not constitute such affiliation, employment or representation. Any financial institution having branches or affiliates in Greenville County, South Carolina, shall be presumed to be a Business Competitor unless the Board of Directors determines otherwise.

ss. 3.3  REGULAR MEETINGS.

         The Board of Directors may provide, by resolution, the time and place (which may be within or without the State of South Carolina for the holding of regular meetings without other notice than such resolution. (If so permitted by ss. 3.7, any such regular meeting may be held by telephone.)

ss. 3.4  SPECIAL MEETINGS.

         Unless otherwise provided in the articles, special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, or the President. Any such special meeting shall be held at such time and place as stated in the notice of the meeting delivered pursuant to ss. 3.5. If permitted by ss. 3.7, such meeting may be held by telephone.

ss. 3.5  NOTICE OF SPECIAL MEETING.

         Notice of a special meeting may be given not less than twenty four hours in advance by personal notice, telephone, facsimile, electronic communication, overnight courier or United States mail to each director. The notice need not describe the purpose or purposes of the special meeting. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

ss. 3.6  DIRECTOR QUORUM.

         A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles require a greater number. Any amendment to this quorum requirement is subject to the provisions of ss. 3.8 of this Article III.

ss. 3.7  MANNER OF ACTING.

         (a)      Required Vote.

                  The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percent-age. Any amendment which changes the number of directors needed to take action, is subject to the provisions of ss.
                  3.8 of this Article III.

         (b)      Telephone Meeting.

                  Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         (c)      Failure To Object To Action.

                  A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

ss. 3.8  ESTABLISHING A "SUPERMAJORITY" QUORUM OR VOTING REQUIREMENT.

         For purposes of this ss. 3.8, a "supermajority" quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

         A bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

         (1) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders);

         (2) if originally adopted by the board of directors, either by the shareholders or by the board of directors.

         A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

         Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

ss. 3.9  ACTION WITHOUT A MEETING.

         Unless the articles of incorporation provide otherwise, action required or permitted by the South Carolina Model Business Corporation Act of 1988, to be taken at a board of directors' meeting may be taken without a meeting if the action is assented to by all members of the board.

         The action may be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action evidenced by written consents under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

ss. 3.10 REMOVAL OF A DIRECTOR.

         The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

ss. 3.11 VACANCIES.

         Except as otherwise provided by law, in the Articles of Incorporation, or in these Bylaws (a) the office of a director shall become vacant if he dies, resigns, or is removed from office, and (b) the Board of Directors may declare vacant the office of a director if (i) he is interdicted or adjudicated an incompetent, (ii) an action is filed by or against him, or any entity of which he is employed as his principal business activity, under the bankruptcy laws of the United States,
         (iii) in the sole opinion of the Board of Directors he becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iv) he ceases at any time to have the qualifications required by law, the Articles of Incorporation or these Bylaws. The remaining directors may, by a majority vote, fill any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors, or from the failure of the shareholders to elect the full number of authorized directors) for an unexpired term; provided that the shareholders shall have the right at any special meeting called for such purpose prior to action by the Board of Directors to fill the vacancy.

ss. 3.12 COMPENSATION.

         Unless otherwise provided in the articles, by resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

ss. 3.13 COMMITTEES.

         (a)      Creation of Committees.

                  Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

         (b)      Selection of Members.

                  The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation to take such action, (or if not specified in the articles the numbers required by, ss. 3.7 of this Article III to take action).

         (c)      Required Procedures.

                  ss.ss. 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

         (d)      Authority.

                  Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

                  (1)      authorize distributions;

                  (2) approve or propose to shareholders action that the South Carolina Model Business Corporation Act of 1988 requires be approved by shareholders;

                  (3) fill vacancies on the board of directors or on any of its committees;

                  (4) amend the articles of incorporation pursuant to the authority of directors, to do so granted by ss. 33-10-102 of the South Carolina Code of Laws of 1976, as amended;

                  (5)      adopt, amend, or repeal bylaws;

                  (6) approve a plan of merger not requiring shareholder approval;

                  (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

                  (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.


                              ARTICLE IV. OFFICERS

ss. 4.1  NUMBER.

         The officers of the Corporation shall consist of a chief executive officer, chief financial officer, president and a secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also create and establish the duties of other offices as it deems appropriate. The Board of Directors shall also elect a chairman of the Board and may elect a vice chairman of the Board from among its members. The Board of Directors from time to time may appoint, or may authorize the president to appoint or authorize specific officers to appoint, the persons who shall hold such other offices as may be established by the Board of Directors, including one or more vice presidents (including executive vice presidents, senior vice presidents, assistant vice presidents), one or more assistant secretaries, and one or more assistant treasurers. Any two or more offices may be held by the same person.

ss. 4.2  APPOINTMENT AND TERM OF OFFICE.

         The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. (The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term). If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided in ss. 4.3 of this Article IV.

ss. 4.3  REMOVAL.

         Unless appointed by the shareholders, any officer or agent may be removed by the board of directors at any time, with or without cause. Any officer or agent appointed by the shareholders may be removed by the shareholders with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

ss. 4.4  CHAIRMAN OF THE BOARD.

         The Chairman of the Board of Directors, if elected by the Board of Directors, or failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these bylaws.

ss. 4.5  PRESIDENT.

         The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

ss. 4.6  THE VICE-PRESIDENTS.

         If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer shall perform such duties of the president). Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

ss. 4.7  THE SECRETARY.

         The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
         (c) be custodian of the corporate records and of any seal of the corporation and if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

ss. 4.8  THE TREASURER.

         The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

ss. 4.9  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

         The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

ss.4.10  SALARIES.

         The salaries of the officers shall be fixed from time to time by the board of directors.


                           ARTICLE V. INDEMNIFICATION
                            OF DIRECTORS, OFFICERS,
                             AGENTS, AND EMPLOYEES

ss. 5.1  INDEMNIFICATION OF DIRECTORS

         (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (an "Indemnified Person") who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he, or a person for whom he is a legal representative (or other similar representative), is or was a director of the Corporation or is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement or other similar costs actually and reasonably incurred in connection with such action, suit or proceeding. For purposes of this
                  Article V, all terms used herein that are defined in Section 33-8-500 of the Act or any successor provision or provisions shall have the meanings so prescribed in such Section.

         (b) Without limiting the provisions of ss.5.1(a), the Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, the Corporation shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith;
                  (ii) he reasonably believed: (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest; and (B) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this subsection (b). The determination of whether the director met the standard of conduct described in this subsection (b) shall be made in accordance with Section 33-8-550 of the Act or any successor provision or provisions.

ss. 5.2  ADVANCEMENT OF EXPENSES

         (a) With respect to any proceeding to which an Indemnified Person is a party because he is or was a director of the Corporation, the Corporation shall, to the fullest extent permitted by applicable law, pay for or reimburse the Indemnified Person's reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in advance of final disposition of the proceeding.

         (b) Without limiting the provisions of ss.5.2(a), the Corporation shall, to the fullest extent permitted by applicable law, pay for or reimburse the reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in ss.5.1(b); (b) the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article V. The Corporation shall expeditiously pay the amount of such expenses to the director following the director's delivery to the Corporation of a written request for an advance pursuant to this ss.5.2 together with a reasonable accounting of such expenses. The undertaking required by this ss.5.2 shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this ss.5.2 shall be made in the manner specified in Section 33-8-550 of the Act or any successor provision or provisions.

ss. 5.3  INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

         An officer of the Corporation who is not a director is entitled to the same indemnification rights which are provided to directors of the Corporation in ss.5.1 and the Corporation shall advance expenses to officers of the Corporation who are not directors to the same extent and in the same manner as to directors as provided in ss.5.2. In addition, the Board of Directors shall have the power to cause the Corporation to indemnify, hold harmless and advance expenses to any officer, employee or agent of the Corporation who is not a director to the fullest extent permitted by public policy, by adopting a resolution to that effect identifying such officers, employees or agents (by position and name) and specifying the particular rights provided, which may be different for each of the persons identified. Any officer entitled to indemnification pursuant to the first sentence of this ss.5.3 and any officer, employee or agent granted indemnification by the Board of Directors in accordance with the second sentence of this ss.5.3 shall, to the extent specified herein or by the Board of Directors, be an "Indemnified Party" for the purposes of the provisions of this Article V.

ss. 5.4  INSURANCE.

         The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify him against the same liability under this Article V.

ss. 5.5  NONEXCLUSIVITY OF RIGHTS; AGREEMENTS.

         The rights conferred on any person by this Article V shall neither limit nor be exclusive of any other rights which such person may have or hereafter acquire under any statute, agreement, provision of the Articles, these Bylaws, vote of shareholders or otherwise. The provisions of this Article V shall be deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article V, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the Corporation certain indemnification rights. Any such agreement between the Corporation and any director, officer, employee or agent of the Corporation concerning indemnification shall be given full force and effect, to the fullest extent permitted by applicable law, even if it provides rights to such director, officer, employee or agent more favorable than, or in addition to, those rights provided under this Article V.

ss. 5.6  CONTINUING BENEFITS; SUCCESSORS.

         The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. For purposes of this Article V, the term "Corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article 6 on the same terms and conditions and to the same extent as this Corporation.

ss. 5.7  INTERPRETATION; CONSTRUCTION.

         This Article V is intended to provide indemnification to the directors and permit indemnification to the officers of the Corporation to the fullest extent permitted by applicable law as it may presently exist or may hereafter be amended and shall be construed in order to accomplish this result. To the extent that a provision herein prevents a director or officer from receiving indemnification to the fullest extent intended, such provision shall be of no effect in such situation. If at any time the Act is amended so as to permit broader indemnification rights to the directors and officers of this Corporation, then these Bylaws shall be deemed to automatically incorporate these broader provisions so that the directors and officers of the Corporation shall continue to receive the intended indemnification to the fullest extent permitted by applicable law.

ss. 5.8  AMENDMENT.

         Any amendment to this Article V that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article V to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This ss. 5.8 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

ss. 5.9  SEVERABILITY.

         Each of the Sections of this Article V, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this
         Article V that is not declared invalid or unenforceable.



                          ARTICLE VI. ISSUANCE OF AND
                               TRANSFER OF SHARES

ss. 6.1  ISSUANCE AND CERTIFICATES FOR SHARES.

         (a)      Content.

                  All shares of stock issued by the corporation shall be issued as authorized by the board of directors (unless the articles of incorporation otherwise require) shall be evidenced by certificates representing such shares of the corporation and shall, at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of South Carolina; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

         (b)      Legend as to Class or Series.

                  If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

         (c)      Shareholder List.

                  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

         (d)      Transferring Shares.

                  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

ss. 6.2  ISSUANCE OF PREFERRED SHARES.


         (a)      Preferred Shares in Series.

                  Preferred shares may be issued from time to time in one or more series or classes in any manner permitted by law, as determined from time to time by the board of directors and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each series or class to be appropriately designed, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. All shares of each series of preferred shares shall be alike in every particular (except as to the dates from which dividends shall commence to accrue) and all preferred shares shall be of equal rank and have the same powers, preferences, and rights, and shall be subject to the same qualifications, limitations, and restrictions, without distinction between the shares of different series thereof, except only in regard to the following particulars, which may be different in different series:

         (1) the annual rate or rates of dividends, if any, payable on shares of such series, and the dates from which such dividends shall commence to accrue, whether such dividends are cumulative and have priority over other dividends declared and paid by the corporation and whether such shares shall participate in other dividends declared and paid by the corporation;

         (2) the amount or amounts payable upon redemption thereof and the manner in which the same may be redeemed;

         (3) the amount or amounts payable to holders thereof upon any voluntary or involuntary liquidation, dissolution, or winding up of the corporation;

         (4) the provisions of the sinking fund, if any, with respect thereto;

         (5) the terms and rates of conversion or exchange thereof, if convertible or exchangeable; and

         (6) the provisions as to voting rights, if any; provided that the shares of any series or class of preferred shares having voting power shall not have more than one vote per share, and if the stated dividends and amount payable on liquidation are not paid in full, the shares of all series or classes of the preferred shares shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

         The designation of each particular series or class of preferred shares and its terms in respect of the foregoing particulars shall be fixed and determined by the board of directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, before any shares of such series or class are issued, and shall be set forth in full or summarized on the certificates for such series or class. the board of directors may from time to time increase the number of shares of any series or class of preferred shares already created by providing that any unissued preferred shares shall constitute part of such series or class, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series or class of preferred shares already created by providing that any unissued shares previously assigned to such series or class shall no longer constitute part thereof. The board of directors is hereby empowered to classify or reclassify any unissued preferred by fixing or altering the terms thereof in respect of the above mentioned particulars and by assigning the same to an existing or newly created series or class from time to time before the issuance of such shares.


         (b) Dividends. If rights to dividends are accorded to a particular series or class, the holders of preferred shares of such series or class shall be entitled to receive, out of any funds legally available for the purpose, when and as declared by the board of directors, cash dividends thereon at such rate per annum as shall be fixed by resolution of the board of directors for such series or class payable quarterly on the days fixed by the board of directors.


         (c) Redemption of Preferred Shares. The corporation, at the option of the board of directors, may at any time redeem the whole, or from time to time may redeem any part, of any series or class of preferred shares, by paying therefor in cash the amount which shall have been determined by the board of directors, in the resolution or resolutions authorizing such series or class to be payable upon the redemption of such shares at such time. Redemption may be made of the whole or any part of the outstanding shares of any one or more series or class, in the discretion of the board of directors; if the redemption be a part of a series or class, the shares to be redeemed may be selected by lot, or all of the shares of such series or class may be redeemed pro rata, in such manner as may be prescribed by resolution of the board of directors.

                  Subject to the foregoing provisions and to any qualifications, limitations, or restrictions applicable to any particular series of preferred shares which may be stated in the resolution or resolutions providing for the issuance of such series or class, the board of directors shall have authority to prescribe from time to time the manner in which any series or class of preferred shares shall be redeemed.

ss. 6.3  REGISTRATION OF THE TRANSFER OF SHARES.

         The Corporation shall register the transfer of a certificate for shares presented to it for transfer if: (a) the certificate is properly endorsed by the registered owner or by his duly authorized attorney; (b) the signature of such person has been guaranteed by a commercial bank or brokerage firm that is a member of the National Association of Securities Dealers and reasonable assurance is given that such endorsements are effective; (c) the Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; (d) any applicable law relating to the collection of taxes has been complied with; and (e) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

ss. 6.4  RESTRICTIONS ON TRANSFER OF SHARES PERMITTED.

         The Board of Directors, on behalf of the Corporation, or the shareholders may impose restrictions on the transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares) to the maximum extent permitted by law. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. A restriction on the transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this ss. 6.4 and its existence is noted conspicuously on the front or back of the certificate.

ss. 6.5  ACQUISITION OF SHARES.

         The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares.

         If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation, which amendment shall be adopted by the shareholders or the board of directors without shareholder action. The article of amendment must be delivered to the Secretary of State and must set forth:

         (1)      the name of the corporation;

         (2) the reduction in the number of authorized shares, itemized by class and series; and

         (3) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

ss.6.6   CONTROL SHARE ACQUISITIONS STATUTE

         The Corporation elects not to be subject to or governed by the South Carolina Control Share Acquisitions Statute contained in Sections 35-2-101 to 35-2-111 of the South Carolina Code, or any successor provision or provisions.

                           ARTICLE VII. DISTRIBUTIONS

ss. 7.1  DISTRIBUTIONS.

         The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.


                          ARTICLE VIII. CORPORATE SEAL

ss. 8.1  CORPORATE SEAl.

         The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, South Carolina as the state of incorporation, and the words "Corporate Seal."


                          ARTICLE IX. EMERGENCY BYLAWS

ss. 9.1  EMERGENCY BYLAWS.

         Unless the articles of incorporation provide otherwise, the following provisions of this Article IX, ss. 9.1 "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event.

         During such emergency:

         (a)      Notice of Board Meetings.

                  Any one member of the board of directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

         (b)      Temporary Directors and Quorum.

                  One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article III ss. 3.6) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

         (c)      Actions Permitted to be taken.

                  The board may as constituted in paragraph (b), and after notice as set forth in paragraph (a):

                  (1)      Officers Powers.

                           Prescribe emergency powers to any officer of the corporation;

                  (2)      Delegation of any Power.

                           Delegate to any officer or director, any of the powers of the board of directors;

                  (3)      Lines of succession.

                           Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

                  (4)      Relocate principal place of business.

                           Relocate the principal place of business, or designate successive or simultaneous principal places of business;

                  (5)      All Other Action.

                           Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.


                             ARTICLE X. AMENDMENTS

ss. 10.1 AMENDMENTS.

         The corporation's board of directors may amend or repeal any of the corporation's bylaws unless:

         (1) the articles of incorporation or the South Carolina Model Business Corporation Act of 1988 reserve this power exclusively to the shareholders in whole or part; or

         (2) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

         (3) the bylaw either establishes, amends, or deletes, a supermajority shareholder quorum or voting requirement (as defined in ss. 2.9 of Article II).

         Any amendment which changes the voting or quorum requirement for the board must comply with Article III ss. 3.8, and for the shareholders, must comply with Article II ss. 2.9.

         The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors. Any notice of a meeting of shareholders at which bylaws are to be adopted, amended, or repealed shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of bylaws and contain or be accompanied by a copy or summary of the proposal.


                         ARTICLE XI. GENERAL PROVISIONS

ss. 11.1 BOOKS AND RECORDS.

         The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors.

ss. 11.2 EXECUTION OF DOCUMENTS.

         The Board of Directors or these Bylaws shall designate the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) to other officers, employees or agents of the Corporation. Unless so designated or expressly authorized by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or any amount.

ss. 11.3 FISCAL YEAR.

         The fiscal year of the Corporation shall be the same as the calendar year.

ss. 11.4 RESIGNATION.

         A director may resign by delivering written notice to the Board of Directors, the chairman or the Corporation. Such resignation of a director is effective when the notice is delivered unless the notice specifies a later effective date. An officer may resign at any time by delivering notice to the Corporation. Such resignation of an officer is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation of an officer is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

ss. 11.5 COMPUTATION OF DAYS.

         In computing any period of days prescribed hereunder the day of the act after which the designated period of days begins to run is not to be included. The last day of the period so computed is to be included.

ss. 11.6 CONSTRUCTION.

         If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) the remainder of these Bylaws shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

ss. 11.7 HEADINGS.

         The headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of these Bylaws.


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


         The undersigned, as President of the Corporation, hereby certifies that the bylaws contained herein are the true and correct bylaws adopted by the Corporation's board of directors in compliance with any procedural requirements of the Corporation's Articles of Incorporation and the laws of the State of South Carolina, and the rules and regulations promulgated thereunder.


                                /s/ James D. Stewart
                                -----------------------------------------------
                                James D. Stewart
                                President

                                Date:   January 12, 1999
                                     ------------------------------------------


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